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                                                                    EXHIBIT 23.1


                            INDEPENDENT AUDITOR'S CONSENT


     We hereby consent to the use of our report dated March 31, 1997, accompanying the consolidated financial statements of Renaissance Entertainment Corporation as of March 31, 1996 and December 31, 1996 and for the periods ended March 31, 1995, March 31, 1996, and December 31, 1996 included in the Company's Post-Effective Amendment No. 4 on Form S-1 to Registration Statement No. 33-85538 on Form SB-2 and to the reference made to our firm under the caption "Experts" in the Post-Effective Amendment No. 4 to the that Registration Statement.




Schumacher & Associates, Inc.

January 19, 1998


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